Exhibit 99.4
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Water Technologies average sales per shipping day)

Average Sales per Shipping Day ($ in millions)*

	2007	2008	2009	2010	2011
January	3.038	3.351	7.014	7.320	7.599
February	3.064	3.403	7.206	7.106	7.403
March	2.797	3.613	6.422	6.967	7.425
April	3.299	3.767	6.945	6.121	7.476
May	3.079	3.662	7.075	7.146	7.763
June	3.193	4.022	6.959	7.255	7.710
July	3.238	3.720	7.260	7.266	7.983
August	4.209	3.251	7.203	6.794	7.334
September	4.420	3.598	7.314	7.630	7.737
October	3.077	3.090	6.737	6.843	7.097
November	3.467	5.994	7.911	7.633	7.683
December	3.445	6.640	6.895	7.347

*NOTE:  Information from October 2008 and prior does not include the Paper Technologies and Ventures operations of Hercules acquired on November 13, 2008.  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.